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                                                                      EXHIBIT Q



                            STOCK PURCHASE AGREEMENT
                            ------------------------

                 STOCK PURCHASE AGREEMENT, dated as of December 19, 1996 (the "Agreement"), between Penn Virginia Equities Corporation, (the "Seller"), and HARRIS MCLEAN FINANCIAL GROUP LTD. (the "Purchaser").

                              W I T N E S S E T H:

                 WHEREAS, the Seller beneficially owns 1,090,811 shares of common stock, par value $2.50 per share, of Westmoreland Coal Company, a Delaware corporation ("Westmoreland") (the "Westmoreland Common Stock");

                 WHEREAS, Purchaser is a merchant banker and investor; and

                 WHEREAS, the Seller desires to sell 250,000 shares of Westmoreland Common Stock (the "Shares") and Purchaser desires to purchase the Shares in accordance with the terms and conditions hereof;

                 NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

I.       SALE OF THE SHARES

         1.1 Sale and Purchase of Shares. On the date hereof (the "Closing Date"), the Seller has transferred, assigned, sold and delivered to the Purchaser and the Purchaser has purchased from the Seller, the Shares for a per Share purchase price of $0.50 per Share, or $125,000 in the aggregate (the "Purchase Price").

         1.2 Actions on the Closing Date; Method of Payment of Purchase Price. On the Closing Date, (a) the Seller sent to the transfer agent for the Westmoreland Common Stock a certificate or certificates representing the number of the Shares, accompanied by a stock power or powers duly endorsed to the Purchaser, with irrevocable instructions to transfer the Shares to the name of the Purchaser; and (b) the Purchaser paid the Purchase Price to the Seller by wire transfer of immediately available funds to a bank account designated by Seller.

II.      CERTAIN REPRESENTATIONS AND WARRANTIES



         2.1 Certain Representations and Warranties by the Seller. The Seller represents and warrants to the Purchaser as follows:

                  (a) the Seller is duly authorized to execute and deliver this Agreement and this Agreement is valid and binding, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally;


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                  (b)     neither the execution of this Agreement nor the
consummation by the Seller of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, arrangement or restriction or any kind to which the Seller is a party or by which it or any of its properties is bound;

                  (c) no consent, approval, order or authorization of any court, administrative agency, other governmental entity or any other person is required by or with respect to the Seller in connection with the execution and delivery of this Agreement by the Seller;

                  (d) the transfer of the Shares by the Seller hereunder to the Purchaser will pass good and marketable title to the Shares to each of the Purchaser, free and clear of all liens, except as may have been created by the Purchaser and except that the certificates for the Shares may be legended to restrict transfer of the Shares except in compliance with applicable securities laws; and

                  (e) the Seller has not engaged in directed selling efforts in or directed toward the United States with respect to the sale of the Shares.

         2.2 Certain Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Seller as follows:

                  (a) the Purchaser is duly authorized to execute and deliver this Agreement and this Agreement is valid and binding, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally;

                  (b) neither the execution of this Agreement nor the consummation by the Purchaser of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Purchaser is a party or by which the Purchaser or any of its properties is bound;

                  (c) no consent, approval, order or authorization of any court, administrative agency, other governmental entity or any other person is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by it;

                  (d) the Purchaser understands and acknowledges that the Shares have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. Person, unless such Shares are registered under the Securities Act or such offer or sale is made pursuant to an exemption from the registration requirements of the Securities Act;

                  (e) the Purchaser understands and acknowledges that the Seller and its affiliates and representatives have made no representations or warranties whatsoever to the



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Purchaser with respect to Westmoreland, including its assets, liabilities, properties, business, financial condition, public filings, financial statements and prospects;

                  (f) the Purchaser is purchasing the Shares for its own account or for persons or accounts as to which it exercises investment discretion. The Purchaser (and any person or account on whose behalf such Purchaser is purchasing) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in restricted securities (such as this Agreement and the Shares) and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Agreement and to purchase the Shares. The Purchaser is purchasing the Shares for investment purposes and not with a view to distribution. The Purchaser has no present intention of selling or reselling the Shares into the United States or to, or for the account or benefit of, a U.S. Person. To the extent that the certificate representing the Shares is registered in the name of the Purchaser's nominee, the Purchaser confirms that such nominee is acting as custodian for Purchaser of the securities represented thereby; and

                  (g) neither the Purchaser nor any person or account on whose behalf Purchaser is purchasing the Shares is a U.S. Person. The Purchaser, and any person or account on whose behalf the Purchaser is purchasing the Shares, was not located in the United States at the time it received the offer to purchase the Shares, is not located in the United States on the date of its execution of this Agreement and was not nor will be located in the United States on the date on which its buy order for the Shares originated or will originate.

III.     COVENANTS



         3.1 Covenants of Purchaser. The Purchaser hereby agrees and covenants as follows:

                  (a) For a period of forty (40) days following the closing of the purchase and sale of the Shares under this Agreement (the "Restricted Period"), the Purchaser shall not (i) engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Shares, or (ii) offer or sell the Shares in the United States or to, or for the account or benefit of, a U.S. Person. The Purchaser shall not deliver this Agreement to any person (other than its professional advisers). The Purchaser understands that the Shares are transferable only on the books of the Company and its transfer agent and that the Company and its transfer agent may have their own policies with respect to the registration or transfer of any Shares;

                  (b) unless registered under the Securities Act, any proposed offer, sale or transfer of any of the Shares purchased by the Purchaser hereunder during the Restricted Period shall be subject to the condition that (i) neither record nor beneficial ownership of the Shares evidenced thereby has been offered or sold in the United States or to, or for the account or benefit of, any U.S. Person, (ii) the Purchaser shall have received and delivered to Seller a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Shares) is not a U.S. Person, is acquiring such Shares for such





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transferee's own account (or an account over which it has investment discretion), and that such transferee is knowledgeable of and agrees to be bound by the restrictions on re-sale set forth in this Section 3.1 and Regulation S during the Restricted Period, (iii) the offer, sale and transfer of such Shares is made in accordance with the provisions of Rule 903 or Rule 904 promulgated under the Securities Act; pursuant to registration of the Shares under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and (iv) a written opinion of United States counsel, in form and substance reasonably satisfactory to Seller, to the effect that the offer, sale and transfer of such shares are exempt from registration under the Securities Act;

                  (c) all offering materials and documents (other than press releases) used in connection with offers and sales during the Restricted Period of any of the Shares purchased by the Purchaser hereunder shall include statements to the effect that the Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons (other than distributors) unless the Shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available, and such statements shall appear as required under Rule 902(h)(2) promulgated under the Securities Act;

                  (d) the Purchaser agrees that, prior to the expiration of the Restricted Period, it will not enter into any short sales or sales against the box involving Westmoreland Common Stock or any derivative security position involving Westmoreland Common Stock that increases in value as the value of the Shares decreases, including, but not limited to, a long put option, short call option or other put-equivalent position, equity swaps or any other "hedging" agreement with regard to any of the Shares by which any such Purchaser shifts any of the economic risk relating to the Shares to, or for the account or benefit of, U.S. Persons or into the United States;

                  (e) the Purchaser understands and acknowledges that if it re-offers all or any part of the Shares in the United States, the Purchaser (and/or certain persons who participate in any such re-offer) may be deemed, under certain circumstances, to be an "underwriter" as defined in section 2(11) of the Securities Act; and

                  (f) the Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement or the Shares otherwise than in compliance with this Agreement and the Securities Act, any applicable state securities or blue sky laws and any applicable securities laws of jurisdictions outside the United States, and the rules and regulations promulgated thereunder.

IV.      MISCELLANEOUS

         4.1 Parties in Interest. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.





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         4.2      Entire Agreement; Amendments; Waiver.  This Agreement contains the entire understanding between the Seller, on the one hand, and the Purchaser, on the other, with respect to its subject matter. This Agreement may be amended only by written instrument duly executed by all of the parties hereto. No party may waive any term, provision, covenant or restriction of this Agreement except by duly signed writing referring to the specific provision to be waived.

         4.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered personally or transmitted by telex, fax or telegram, confirmed by certified mail (air mail in the case of international communications) or internationally recognized courier service, postage prepaid, to the respective parties as follows:

                  (a)     If to the Seller, to:

                            Penn Virginia Equities Corporation
                            1105 N. Market Street
                            Suite 1300
                            P.O.Box 8985
                            Wilmington, DE  19899



                            With a copy to:

                            Penn Virginia Corporation
                            One Radnor Corporate Center
                            Suite 200
                            100 Matsonford Road
                            Radnor, PA  19087
                            Attention:  A. James Dearlove
                            Facsimile:  (610) 687-3688

                  (b)     If to the Purchaser, to:

                            Harris McLean Financial Group Ltd.
                            Global House
                            Grand Cayman
                            Cayman Islands
                            Attn:  Richard C. Harris, III
                            Facsimile:  (809) 949-6508



or to such other address as any party may have furnished to the other in writing in accordance herewith.

         4.4 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to the conflicts of laws provisions thereof.





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         4.5      Severability of Provisions; Survival.  Except as expressly set forth herein to the contrary, if any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. All representations, warranties, covenants and agreements of the parties hereto shall survive the purchase and sale of the Shares hereunder.

         4.6 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document. The article and section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.7 Assignment. None of the parties to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         4.8 Expenses. Each of the parties hereto shall pay the fees and expenses it incurs in connection with this Agreement, other than as a result of the breach hereof by any other party hereto.

         4.9      Certain Definitions.  For purposes of this Agreement:

                  (a) "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 or any successor rule thereto.

                  (b) "beneficially owned" shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 or any successor rule thereto.

                  (c) "directed selling efforts" shall have the meaning set forth is Rule 902(b) promulgated under the Securities Act or any successor rule thereto.

                  (d) "Regulation S" means Rule 901 through 904 promulgated under the Securities Act or any successor rules thereto.

                  (e) "Securities Act" means the Securities Act of 1933, as amended.

                  (f) "U.S. Person" shall have the meaning set forth in Rule 902(o) promulgated under the Securities Act or any successor rule thereto.

                  (g) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

         4.10 Submission to Jurisdiction. Each of the parties hereto submits to the exclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania and the federal courts of the United States located in the Commonwealth of Pennsylvania for purposes of any judicial





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proceedings arising out of the subject matter of this Agreement.  Each of the parties hereby designates the Secretary of State of the Commonwealth of Pennsylvania as its agent upon whom any legal process may by served in connection with such proceedings.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.

                                        HARRIS MCLEAN FINANCIAL GROUP LTD.

                                        By:             /s/  Roderick A. McLean
                                           ------------------------------------
                                           Name:  Roderick A. McLean
                                           Title: President

                                        PENN VIRGINIA EQUITIES CORPORATION

                                        By:              /s/  A. James Dearlove
                                           ------------------------------------
                                           Name:  A. James Dearlove
                                           Title: President






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